Exhibit 99.1

Alaska Communications Reports Third Quarter 2019 Results

  Revenue Exceeds $59 Million, Led by 7.8% Broadband Growth
  Bill Bishop Appointed Permanent President & CEO, and Laurie Butcher Named CFO
  Management Reaffirms 2019 Guidance

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 6, 2019--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the third quarter of 2019.

“We are committed to superior service and network solutions that our customers require in Alaska and the markets we serve in the Lower 48. By emphasizing our customer centric approach, we expect to deliver sustainable long-term growth for our shareholders. For the third quarter, we are pleased to report that we grew total broadband revenue by 7.8% over last year. In addition, we grew net income 11.3% over last year and increased our Adjusted EBITDA margin to 26.7% for the quarter,” said Bill Bishop, President & CEO.

“We are making progress on our deployment of a 5G fiber backhaul network and are on track with provisioning the first route for our 100% prefunded project for one of our strategic customers. In mass market, we grew on-base multi-dwelling units (MDUs) by an additional 2,000 units and added our largest non-military MDU complex to date. We are very excited about our expansion projects and technical capabilities to stay on the forefront of requirements for our advanced products including, our broadband satellite offering, IP voice, and robust data and FiWi networks,” continued Mr. Bishop.

Third Quarter 2019 Compared to Third Quarter 2018

  Total revenue was $59.1 million, compared to $58.2 million, up 1.5%.
    Business and wholesale revenue was $38.7 million, compared to $36.4 million, up 6.3%.
    Consumer revenue was steady at $9.3 million for both periods.
    Regulatory revenue was $11.1 million, compared to $12.6 million, a decrease of 11.9%, as expected due to the restructuring of the Alaska Universal Service program.
  Operating expenses were $53.4 million, compared to $52.5 million.
  Operating income was $5.8 million for both periods.
  Net income was $2.0 million, compared to $1.8 million.
  Capital expenditures were $11.1 million, compared to $8.4 million, which includes planned investments to continue our 5G wireless backhaul project.
  Adjusted EBITDA was $15.8 million, compared to $14.8 million.
  Adjusted free cash flow was $6.3 million, compared to $4.3 million.
  Cash was $26.7 million at September 30, 2019, compared to $15.0 million at December 31, 2018.
  Net debt was $156.6 million at September 30, 2019, compared to $161.2 million at December 31, 2018.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

“As expected, our strong sales funnel translated into significant revenue growth for the quarter in key areas, offsetting the anticipated decline in regulatory revenue. We are committed to maintaining tight financial controls, also contributing to increases in both Adjusted EBITDA and Adjusted Free Cash Flow. In the quarter, we completed a modest stock repurchase of one million shares at an average price of $1.81. Additionally, the Board determined that it was reasonable to discontinue the Section 382 tax preservation plan on October 18, 2019. We will continue to align with our shareholders and consider ways to pursue actions that return capital to shareholders, while staying committed to investing in high ROI projects,” says Laurie Butcher, Chief Financial Officer.

2019 Guidance

The Company reaffirms 2019 guidance.

  Total Revenue to be between $230 million and $235 million
  Adjusted EBITDA to be between $60 million and $62 million
  Capital Expenditures to be between $40 million and $42 million
  Adjusted Free Cash Flow to be between $10 million and $12 million

Conference Call

The Company will host a conference call and live webcast on Thursday, November 7, 2019 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-367-2403 and enter pass code 8903749. All other parties can access the call at 1-334-777-6978 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until December 7, 2019 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 8903749. All other parties can call 1-719-457-0820 and enter pass code 8903749.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $8.6 million in the nine-month period of 2019).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the Northslope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Operating revenues	$59,128	$58,229	$173,432	$173,779

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,785	27,220	78,768	79,595
Selling, general & administrative	16,832	16,879	52,206	49,398
Depreciation and amortization	9,546	8,352	27,425	25,336
Loss on disposal of assets, net	198	15	101	56

Total operating expenses	53,361	52,466	158,500	154,385

Operating income	5,767	5,763	14,932	19,394

Other income and (expense):
Interest expense	(2,997)	(3,286)	(9,149)	(10,191)
Loss on extinguishment of debt	-	-	(2,830)	-
Interest income	121	36	291	74
Other income, net	192	66	192	79
Total other income and (expense)	(2,684)	(3,184)	(11,496)	(10,038)

Income before income tax expense	3,083	2,579	3,436	9,356

Income tax expense	(1,084)	(774)	(1,228)	(2,080)

Net income	1,999	1,805	2,208	7,276

Less net loss attributable to noncontrolling interest	(23)	(12)	(76)	(84)

Net income attributable to Alaska Communications	$2,022	$1,817	$2,284	$7,360

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$2,022	$1,817	$2,284	$7,360

Basic and Diluted	$0.04	$0.03	$0.04	$0.14

Weighted average shares outstanding:
Basic	53,328	53,184	53,503	52,994
Diluted	53,991	54,116	54,405	53,887

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2019	2018

Current assets:
Cash and cash equivalents	$25,046	$13,351
Restricted cash	1,631	1,634
Short-term investments	134	134
Accounts receivable, net of allowance of $4,807 and $3,936	25,438	31,472
Materials and supplies	9,185	6,737
Prepayments and other current assets	13,191	12,169
Total current assets	74,625	65,497

Property, plant and equipment	1,414,940	1,390,622
Less: accumulated depreciation and amortization	(1,036,422)	(1,017,442)
Property, plant and equipment, net	378,518	373,180

Deferred income taxes	-	498
Operating lease right of use assets	80,748	-
Other assets	12,354	16,010
Total assets	$546,245	$455,185

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$5,674	$2,289
Accounts payable, accrued and other current liabilities	40,317	40,957
Advance billings and customer deposits	3,791	4,024
Operating lease liabilities - current	2,626	-
Total current liabilities	52,408	47,270

Long-term obligations, net of current portion	171,541	168,023
Deferred income taxes	2,823	2,315
Operating lease liabilities - noncurrent	78,362	-
Other long-term liabilities, net of current portion	71,250	67,827
Total liabilities	376,384	285,435
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	540	533
Treasury stock, 1,000 shares at cost	(1,812)	-
Additional paid in capital	160,931	160,514
Retained earnings	12,723	10,439
Accumulated other comprehensive loss	(3,384)	(2,675)
Total Alaska Communications stockholders' equity	168,998	168,811
Noncontrolling interest	863	939
Total stockholders' equity	169,861	169,750

Total liabilities and stockholders' equity	$546,245	$455,185

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$1,999	$1,805	$2,208	$7,276
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	9,546	8,352	27,425	25,336
Loss on disposal of assets, net	198	15	101	56
Amortization of debt issuance costs and debt discount	305	333	911	1,022
Loss on extinguishment of debt	-	-	2,830	-
Amortization of deferred capacity revenue	(1,141)	(1,067)	(3,400)	(2,997)
Stock-based compensation	277	642	766	1,209
Income tax expense	1,084	774	1,228	2,080
Charge for uncollectible accounts	307	1,279	275	2,371
Amortization of ROU asset	568	-	1,716	-
Other non-cash expense, net	(192)	(13)	52	168
Income taxes receivable	(65)	(1)	(65)	(37)
Changes in operating assets and liabilities	1,401	12,402	8,573	10,395
Net cash provided by operating activities	14,287	24,521	42,620	46,879

Cash Flows from Investing Activities:
Capital expenditures	(11,124)	(8,351)	(31,556)	(25,432)
Capitalized interest	(374)	(565)	(983)	(1,456)
Change in unsettled capital expenditures	1,134	(179)	583	(1,811)
Proceeds on sale of assets	1	1	20	1
Net cash used by investing activities	(10,363)	(9,094)	(31,936)	(28,698)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,135)	(8,658)	(172,903)	(29,164)
Proceeds from the issuance of long-term debt	-	-	180,000	14,000
Debt issuance costs and discounts	-	-	(2,683)	-
Cash paid for debt extinguishment	-	-	(1,252)	-
Cash proceeds from noncontrolling interest	-	-	-	40
Payment of withholding taxes on stock-based compensation	-	-	(448)	(410)
Purchases of treasury stock	(1,663)	-	(1,812)	-
Proceeds from issuance of common stock	-	-	106	111
Net cash (used) provided by financing activities	(2,798)	(8,658)	1,008	(15,423)

Change in cash, cash equivalents and restricted cash	1,126	6,769	11,692	2,758

Cash, cash equivalents and restricted cash, beginning of period	25,551	12,157	14,985	16,168

Cash, cash equivalents and restricted cash, end of period	$26,677	$18,926	$26,677	$18,926

Supplemental Cash Flow Data:
Interest paid	$3,122	$3,472	$9,236	$10,723
Income taxes paid, net	$-	$-	$10	$4

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income	$1,999	$1,805	$2,208	$7,276
Add (subtract):
Interest expense	2,997	3,286	9,149	10,191
Loss on extinguishment of debt	-	-	2,830	-
Interest income	(121)	(36)	(291)	(74)
Depreciation and amortization	9,546	8,352	27,425	25,336
Other income, net	(192)	(66)	(192)	(79)
Loss on disposal of assets, net	198	15	101	56
Income tax expense	1,084	774	1,228	2,080
Stock-based compensation	277	642	766	1,209
Cash severance expense	-	-	1,595	-
Net loss attributable to noncontrolling interest	23	12	76	84

Adjusted EBITDA	$15,811	$14,784	$44,895	$46,079

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $8.6 million in the nine-month period ended September 30, 2019).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, cash severance expense for the Company's former Chief Executive Officer and net loss attributable to noncontrolling interest.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$14,287	$24,521	$42,620	$46,879
Adjustments to reconcile net cash provided by operating
activities to adjusted free cash flow:
Capital expenditures	(10,942)	(8,351)	(31,374)	(25,432)
Capital expenditures for prefunded projects	(182)	-	(182)	-
Milestone payments received for prefunded projects	5,285	1,850	5,285	1,850
Amortization of deferred capacity revenue	1,141	1,067	3,400	2,997
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,549)
Amortization of debt issuance costs and debt discount	(305)	(333)	(911)	(1,022)
Interest expense	2,997	3,286	9,149	10,191
Interest paid	(3,122)	(3,472)	(9,236)	(10,723)
Interest income	(121)	(36)	(291)	(74)
Income taxes receivable	65	1	65	37
Income taxes paid, net	-	-	(10)	(4)
Charge for uncollectible accounts	(307)	(1,279)	(275)	(2,371)
Amortization of ROU asset	(568)	-	(1,716)	-
Other income, net	(192)	(66)	(192)	(79)
Net loss attributable to noncontrolling interest	23	12	76	84
Other non-cash expense, net	192	13	(52)	(168)
Changes in operating assets and liabilities	(1,401)	(12,402)	(8,573)	(10,395)
Adjusted free cash flow	$6,328	$4,289	$6,234	$10,221

				Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Adjusted EBITDA	$15,811	$14,784	$44,895	$46,079

Less:
Capital expenditures excluding prefunded projects	(10,942)	(8,351)	(31,374)	(25,432)
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,549)
Cash severance expense	-	-	(1,595)	-
Income taxes paid, net	-	-	(10)	(4)
Interest paid	(3,122)	(3,472)	(9,236)	(10,723)
	1,225	2,439	1,131	8,371
Impact of prefunded projects:
Capital expenditures for prefunded projects	(182)	-	(182)	-
Milestone payments received for prefunded projects	5,285	1,850	5,285	1,850
	5,103	1,850	5,103	1,850
Adjusted free cash flow*	$6,328	$4,289	$6,234	$10,221
* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash (used) provided by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Business and wholesale revenue
Business broadband	$15,654	$15,368	$46,358	$46,036
Business voice and other	7,200	7,199	21,442	21,088
Managed IT services	1,789	1,480	4,965	3,936
Equipment sales and installations	942	1,488	2,830	3,870
Wholesale broadband	11,284	9,305	31,989	28,221
Wholesale voice and other	1,870	1,525	4,688	4,455

Total business and wholesale revenue	38,739	36,365	112,272	107,606
Growth in business and wholesale	6.5%		4.3%
Consumer revenue
Broadband	6,718	6,539	19,880	19,726
Voice and other	2,567	2,719	7,947	8,355

Total consumer revenue	9,285	9,258	27,827	28,081

Total business, wholesale, and consumer revenue	48,024	45,623	140,099	135,687
Growth in business, wholesale and consumer revenue	5.3%		3.3%
Growth in broadband revenue	7.8%		4.5%

Regulatory revenue
Access	6,181	7,682	18,563	23,321
High cost support	4,923	4,924	14,770	14,771

Total regulatory revenue	11,104	12,606	33,333	38,092

Total revenue	$59,128	$58,229	$173,432	$173,779
Growth in total revenue	1.5%		-0.2%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018

Voice:
Business access lines	67,606	67,984	70,110
Consumer access lines	23,565	24,337	26,497

Voice ARPU business	$27.10	$27.03	$25.35
Voice ARPU consumer	$33.98	$33.94	$32.05

Broadband:
Business connections	14,942	15,050	15,368
Consumer connections	31,466	32,407	32,773

Broadband ARPU business	$346.97	$340.77	$332.37
Broadband ARPU consumer	$69.87	$68.16	$65.58

Monthly Average Churn:
Business voice	0.7%	1.0%	0.8%
Consumer broadband	3.0%	2.8%	2.8%
Consumer voice	1.4%	1.5%	1.4%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	September 30,	December 31,
	2019	2018
2019 senior secured credit facility due 2024	$178,875	$-
Debt discount - 2019 senior secured credit facilities due 2024	(2,408)	-
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,992)	-
2017 senior secured credit facility due 2023	-	171,750
Debt discount - 2017 senior secured credit facilities due 2023	-	(2,024)
Debt issuance costs - 2017 senior secured credit facilities due 2023	-	(2,182)
Capital leases and other long-term obligations	2,740	2,768
Total debt	177,215	170,312
Less current portion	(5,674)	(2,289)
Long-term obligations, net of current portion	$171,541	$168,023

Total debt	$177,215	$170,312
Plus debt discounts and debt issuance costs	4,400	4,206
Gross debt	181,615	174,518
Cash and cash equivalents	(25,046)	(13,351)
Net debt	$156,569	$161,167

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com